UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 20, 2010

MASTEC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

Florida	0-08106	65-0829355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134

(Address of Principal Executive Offices) (Zip Code)

(305) 599-1800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02	Termination of a Material Definitive Agreement.

On October 20, 2010, MasTec, Inc. (“MasTec or the “Company”) through its wholly-owned subsidiary, Pumpco, Inc. (“Pumpco”), repaid its equipment term loan with General Electric Capital Corporation (the “GE Equipment Loan”), which had an outstanding principal and accrued interest balance of $13,410,540.97 with the proceeds from the BB&T Equipment Loan described in Item 8.01 below. In connection with the refinancing, Pumpco paid a prepayment penalty of $132,898.94.

ITEM 8.01	Other Events

On October 20, 2010, the Company, through its wholly-owned subsidiary Pumpco, entered into an equipment term loan in the aggregate principal amount of $13,543,439.91 (the “BB&T Equipment Loan”) with BB&T Equipment Finance Corporation (“BB&T”), which proceeds were used to pay off the GE Equipment Loan. The BB&T Equipment Loan is secured by most of Pumpco’s existing equipment. The BB&T Equipment Loan is payable in 36 monthly installments and bears interest at a fixed rate of 3.5267%. Prepayments of the BB&T Equipment Loan are permitted after the first anniversary of the closing date subject to a prepayment fee of 1% of the then outstanding principal balance for any unscheduled prepayments made on or before the second anniversary. MasTec has guaranteed the BB&T Equipment Loan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.

Date: October 21, 2010	By:	/s/ C. Robert Campbell
C. Robert Campbell
Executive Vice President and Chief Financial Officer